UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2018

AYTU BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 2, 2018, Aytu BioScience, Inc. (the “Company”), entered into a License, Development, Manufacturing and Supply Agreement (the “Agreement”) with TRIS Pharma, Inc. (“TRIS”). Pursuant to the Agreement, TRIS granted to the Company an exclusive license in the United States related to Tuzistra XR. In addition, TRIS has agreed to grant an exclusive license in the United States related to a complementary antitussive referred to as “CCP-08” (together with Tuzistra XR, the “Products”) for which marketing approval has been sought by TRIS under a New Drug Application filed with the FDA. As consideration for the license granted, the Company made an upfront cash payment to TRIS and also issued to TRIS shares of Series D Convertible Preferred Stock. Additionally, the Company will pay TRIS milestone payments and certain royalty fees through the term for Tuzistra XR and CCP-08. The Agreement may be terminated by either the Company or TRIS on the occurrence of a material breach of the Agreement and will terminate according to its terms upon expiration of the final royalty payment obligation to TRIS.

The Company expects to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending December 31, 2018, and intends to seek confidential treatment for certain terms and provisions of the Agreement. The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, when filed.

Item 7.01	Regulation FD Disclosure

On November 5, 2018, the Company issued a press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In conjunction with the Company’s entry into the Agreement and to support the Company’s continued growth, the Company expects to issue a secured, non-convertible note (the “Armistice Note”) to Armistice Capital for up to $5 million. The Company expects to close on the Armistice Note on or around November 13, 2018, subject to the Company’s compliance with certain contractual obligations to certain existing security holders. The Armistice Note is expected to be secured by the future revenue stream from the Products, is expected to carry an annual interest rate of 8%, is not expected to be convertible, and is expected to have a three-year term with principal and interest payable at that time. It is expected that the Company will have the right to repay the Armistice Note at any time for any reason 30 days following the closing of the Armistice Note, at the sole discretion of the Company and for any reason and without penalty.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement About Forward-Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements reflect the company’s expectations about its future operating results, performance, and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to the Company, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the company and are subject to a number of risks, uncertainties, and other factors that could cause the company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company’s SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended June 30, 2018, and in other documents and reports the Company files from time to time with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description
99.1	Press Release dated November 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date:	November 5, 2018	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer

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